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                                                                    EXHIBIT 23.1

     [CONSENT OF DELOITTE & TOUCHE LLP WITH RESPECT TO COMCAST CORPORATION]



Independent Auditors' Consent

     We consent to the incorporation by reference in this Registration Statement of AT&T Comcast on Form S-4 of our reports dated February 23, 2001, appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                              /s/ Deloitte & Touche LLP
                              -------------------------
                              DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 8, 2002